    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1996

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                            STREAMLOGIC CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                               95-3093858
   (STATE OR OTHER JURISDICTION                   (IRS EMPLOYER
 OF INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)

                             21329 NORDHOFF STREET
                         CHATSWORTH, CALIFORNIA 91311
                                (818) 701-8400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                LEE N. HILBERT
                            CHIEF FINANCIAL OFFICER
                             21329 NORDHOFF STREET
                         CHATSWORTH, CALIFORNIA 91311
                                (818) 701-8400
 (Name, address, including zip code, telephone number, including area code, of agent for service)

                                   COPY TO:
                           Brian G. Cartwright, Esq.
                               Latham & Watkins
                       633 West Fifth Street--Suite 4000
                         Los Angeles, California 90071
                                (213) 485-1234

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   TITLE OF EACH    AMOUNT TO  PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
CLASS OF SECURITIES     BE      OFFERING PRICE   AGGREGATE OFFERING REGISTRATION
  TO BE REGISTERED  REGISTERED  PER SECURITY (1)      PRICE (1)      FEE (1)(2)
--------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share..........3,000,000(3)   $3.60           $10,800,000   $3,272.73
--------------------------------------------------------------------------------
Common Stock Purchase
 Rights (4)                  *             *                   *              *
--------------------------------------------------------------------------------

(1) Calculated based upon the exercise price of the Warrants solely for the purpose of calculating the registration fee pursuant to Rule 457(g).
(2) Amount calculated pursuant to Section 6(b) under the Securities Act.
(3) Subject to adjustment pursuant to antidilution provisions as allowed by Rule 416.
(4) The Common Stock Purchase Rights are initially carried and traded with the Common Stock. The value attributable to the rights, if any, is reflected in the value of the Common Stock. Accordingly, pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify by Rights as to the amount to be registered, proposed maximum offering price per security or proposed maximum aggregate offering price.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             SUBJECT TO COMPLETION

                PRELIMINARY PROSPECTUS, DATED NOVEMBER 7, 1996



                               3,000,000 SHARES

                            STREAMLOGIC CORPORATION

                                 COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                                  -----------

  This Prospectus relates to an offering of up to 3,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of StreamLogic Corporation, a Delaware corporation (the "Company"), issuable upon exercise of warrants (the "Warrants") which were issued to tendering holders of the company's 6% Convertible Subordinated Debentures due 2012 (the "6% Debentures") in the Company's 1996 offer to exchange (the "Exchange Offer") each $1,000 principal amount of 6% Debentures for $120.00 in cash, $113.33 principal amount of the company's increasing rate unsecured promissory notes, 216.66667 shares of Common Stock and Warrants to purchase 40 shares of Common Stock.

     Each Warrant entitles the holder thereof to purchase 40 shares of Common Stock (each such share, a "Warrant Share"), subject to the antidilution provisions described below. Initially, the exercise price of each Warrant shall be $3.60 (the "Exercise Price"). The exercise price of each Warrant, however, is subject to certain adjustments pursuant to the "Reset Election" (as defined below) and/or certain antidilution provisions. Warrants will be exercisable during an exercise period that will begin upon the Warrants' issuance and end at 5:00 p.m. New York City time on the fifth anniversary of such issuance, subject to early termination pursuant to the "Early Termination Election" (as defined below) or extension under certain circumstances. Unless exercised, Warrants will automatically expire at the end of the Exercise Period. The Warrants are not subject to redemption. See "Description of Warrants."

     Upon exercise, the holders of the Warrants would be entitled, in the aggregate, to 3,000,000 shares of Common Stock, representing approximately 15.1% of the Common Stock outstanding on a fully-diluted basis as of August 5, 1996. The Warrants contain anti-dilution provisions which, upon the occurrence of certain events, provide for the adjustment of (i) the number of shares of Common Stock purchasable upon exercise of each Warrant, and (ii) the exercise price of the Warrants. Payment of the exercise price must be made by certified or official bank check, payable in United States currency to the order of the Company, or in cash by wire transfer to the Warrant Agent (as defined below) for the account of the Company. Upon payment, presentation, and surrender of the Warrants to Wells Fargo Bank, N.A. (the "Warrant Agent"), a certificate evidencing the Common Stock underlying such Warrants will be issued and delivered.

  The Common Stock is traded on the Nasdaq National Market under the symbol "STLC." On November 5, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $1 7/32 per share.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute on offer to sell or the solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER __, 1996

  Certain information incorporated by reference into this Prospectus include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Cautionary Statements for purposes of the `Safe Harbor' Provisions of the Private Securities Litigation Reform Act of 1995" incorporate hereon by reference as well as those discussed eleswhere in this Prospectus.

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the New York Regional Office of the Commission, Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Chicago Regional Office of the Commission, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the Nasdaq National Market System under the symbol "STLC". Reports, proxy materials and other information concerning the Company can also be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, NW, Washington, DC 20006-1500.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with any and all amendments, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the Common Stock and associated Rights offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated herein by reference. See "Incorporation of Certain Documents by Reference." For further information regarding the Company and the Common Stock and associated Rights offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated herein by reference.

  The principal executive offices of the Company are located at 21329 Nordhoff Street, Chatsworth, California 91311; (818) 701-8400.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference: (i) the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1996, and Amendmet No. 1 thereto on Form 10Q/A filed on October 16, 1996; (ii) the Company's Transition Report on Form 10-K for the transition period from December 30, 1995 to March 29, 1996, (iii) Current Reports on Form 8-K dated May 13, 1996 as amended on May 28, 1996, August 15, 1996, October 28, 1996 and November 7, 1996; (iv) the
Company's Proxy Statement dated April 23, 1996 related to the Annual Meeting of Stockholders held on May 22, 1996; (v) the Company's Proxy Statement dated October 7, 1996 related to the proposed tender offer by the Company for its 6% Convertible Subordinated Debentures due 2012, and the Supplement thereto dated November 6, 1996; (vi) a Description of Capital Stock in Amendment No. 1 to a Registration Statement filed on Form S-3 filed on April 17, 1991; and (vii) a Rights Agreement dated as of May 18, 1989 between the Company and First Interstate Bank of California (filed

June 2, 1989) as amended by Amendment No. 1 to Rights Agreement dated October 3, 1995 (filed November 13, 1995), Amendment No. 2 to Rights Agreement dated March 26, 1996 (filed July 5, 1996) and Amendment No. 3 to Rights Agreement dated May 22, 1996 (filed August 12, 1996). In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date such document is filed with the Commission.

  Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Registration Statement or this Prospectus.

  The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to:
Lee N. Hilbert, Chief Financial Officer, StreamLogic Corporation, 21329 Nordhoff Street, Chatsworth, California 91311, (818) 701-8400.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the offering unless and until the Warrants, or any portion thereof, are duly exercised and paid for by the holders of the Warrants. There can be no assurance that all or any portion of the Warrants will be exercised. In the event that all Warrants are exercised, the Company will receive $3.60 for each share of Common Stock issuable upon exercise of such Warrants, for an aggregate of $10,800,000, in each case subject to the Reset Election. To the extent any or all of the Warrant holders exercise the Reset Election, the proceeds to the Company from the exercise of the Warrants will be less than the foregoing amounts. See "Description of Warrants." The Company currently plans to use any proceeds received upon exercise of the Warrants as working capital for general corporate purposes.

                             PLAN OF DISTRIBUTION

  The shares of Common Stock covered by this Prospectus are issuable by the Company upon exercise of the Warrants.

                            DESCRIPTION OF WARRANTS

     The Warrants were issued pursuant to a warrant agreement (the "Warrant Agreement") by and between the Company and Wells Fargo Bank, N.A., as warrant agent (the "Warrant Agent"). The following is a summary of certain material provisions of the Warrant Agreement and the warrant certificate attached thereto (the "Warrant Certificate"), which summary does not purport to be complete, and is qualified in its entirety by reference to the Warrant Agreement and the Warrant Certificate.

     General. Each Warrant entitles the holder thereof to purchase 40 shares of Common Stock (each such share, a "Warrant Share"), subject to the antidilution provisions described below. Initially, the exercise price of each Warrant is $3.60 per share of Common Stock. The exercise price of each Warrant, however, is subject to certain adjustments pursuant to the "Reset Option" and/or the antidilution provisions described below. Warrants are exercisable during an "Exercise Period" that began upon the Warrants' issuance pursuant to the consummation of the Company's 1996 exchange offer for its 6% Debentures (the "Exchange") and ends at 5:00 p.m. Los Angeles time on the day preceeding the fifth anniversary of such issuance, subject to the "Warrant Exercise Option" described below and extensions due to any "No-Exercise
Periods" which may be designated by the Company as described below. Unless exercised, Warrants will automatically expire at the end of the Exercise
Period.

     During the first year after the Exchange, each time the average closing price of the Company's Common Stock is less than $1.56 per share (after taking into account any stock splits, consolidations or similar transactions and excluding the highest and lowest closing price) for a period of five consecutive trading days (such average price is the "Reset Price"), each Warrant holder shall have the option (the "Reset Option") to adjust the exercise price of its Warrants to equal 150% of the Reset Price (the "Reset Adjusted Price"); provided, however, that each Warrant can be reset only one time. Any Warrant holder who desires to exercise its Reset Option must do so by giving the Warrant Agent written notice of such exercise within five business days after the applicable period during which the average Common Stock closing price was below $1.56 per share.

     If, at any time during the Exercise Period, the closing price of the Company's Common Stock exceeds $4.50 per share (after taking into account any stock splits, consolidations or similar transactions and excluding the highest and lowest closing price) for a period of five consecutive trading days, the Company shall have the option (the "Warrant Exercise Option") to require the Warrant holders either to (i) exercise their Warrants at the Exercise Price (or, to the extent applicable to any particular Warrants, the Reset Adjusted Price) or (ii) cancel such holders' Warrants. The Company shall exercise the Warrant Exercise Option by giving the Warrant Agent written notice of such exercise within five business days of the applicable period during which the average Common Stock closing price exceeded $4.50 per share.

     The Company may designate any period of up to 90 consecutive days as a period during which Warrants may not be exercised (a "No-Exercise Period"). The Company may designate no more than one No-Exercise Period in any twelve-month period. A No-Exercise Period will commence on the date designated by the Company in a written notice delivered to the Warrant Agent no later than the close of business on the business day immediately preceding the first day of such No-Exercise Period, and shall terminate on such date as is designated by the Company in a written notice of the termination delivered to the Warrant Agent no later than the end of business on the business day immediately preceding such date of termination; provided, however, that any such No-Exercise Period will terminate automatically at the close of business on the 90th day thereof, should the Company not designate an earlier termination date. If the Company has designated one or more No-Exercise Periods, the Exercise Period shall be extended by a number of days equal to the aggregate number of days during which such No-Exercise Period or Periods was or were in effect, subject to the Warrant Exercise Option described above.

     The Company has authorized and has agreed to maintain for issuance such number of Shares of Common Stock as shall be issuable upon the exercise of all outstanding Warrants. Such Common Stock, when issued, will be duly and validly issued and fully paid and nonassessable.

     No fractional shares will be issued upon exercise of Warrants. If any fraction of a Warrant Share would, but for the foregoing provision, be issuable upon the exercise of any Warrants, the Company will pay to the applicable Warrant holder an amount in cash equal to: (i) such fraction, times
(ii) the current market value on the exercise date of any fractional shares otherwise issuable.

     Warrant holders have no right to vote on matters submitted to the Company's stockholders and have no right to receive any cash dividends. Warrant holders will not be entitled to share in the Company's assets in the event of the liquidation, dissolution or winding up of the Company's affairs.

     The Common Stock is presently authorized for inclusion on the Nasdaq National Market under the symbol "STLC," and the Company intends to apply for such inclusion of the Warrant Shares, or if the Company's Common Stock should then be trading on the Nasdaq SmallCap Market, for inclusion thereon, in either case subject to notice of issuance. The Company does not intend to apply for listing of the Warrants on any national securities exchange or for inclusion on Nasdaq.

REGISTRATION OF WARRANT SHARES

     The Company is required under the terms of the Exchange Offer to file and use its best efforts to have declared effective upon the closing of the Exchange a registration statement of which this Prospectus is a part covering the issuance of the Warrant Shares, which registration statement shall, subject to certain "black-out" periods, remain effective (i) for a period of five years, plus the duration of any black-out periods, or (ii) to the extent it is determined that all Warrant Shares and other shares of Common Stock issued as part of the Exchange Offer consideration are freely tradable without such registration statement, for such shorter period of time as may be deemed necessary.

ANTIDILUTION

     The number of Warrant Shares issuable upon the exercise of each Warrant and the Exercise Price or the Reset Adjusted Price, as applicable, are subject to adjustment in certain events, including (i) a dividend or distribution on the Company's Common Stock in Common Stock, or a split, combination, subdivision or reclassification of Common Stock, (ii) the issuance of Common Stock, or rights, options or warrants to purchase Common Stock or securities convertible into, or exchangeable for, Common Stock, for consideration that is less than the then current market price of Common Stock (determined with reference to the average closing price, excluding the highest and lowest closing price, of the Company's Common Stock for the 20 trading days immediately preceding such issuance), (iii) decreases in the exercise price or increases in the conversion rate of existing options to purchase Common Stock or securities exchangeable or convertible into Common Stock; (iv) the distribution of cash, evidence of indebtedness or other property or assets (other than out of retained earnings) to holders of Common Stock and (v) redemptions or purchases of Common Stock by the Company at a price in excess of the then current market price of Common Stock (determined with reference to the average closing price, excluding the highest and lowest closing price, of the Company's Common Stock for the 20 trading days immediately preceding such purchase or redemption). No adjustment in the number of Warrant Shares issuable upon exercise of the Warrants, or the Exercise Price or the Reset Adjusted Price, as applicable, will be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares or to the Exercise Price or the Reset Adjusted Price; provided, however, that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment.
In addition, in the event of certain mergers, consolidations or sales of assets, holders of Warrants will thereafter be entitled to receive such securities or other consideration as they would have been entitled if they had exercised their Warrants immediately prior thereto.

AMENDMENT

     From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has an adverse effect on the interest of holders requires the written consent of registered holders of a majority of the then outstanding Warrants, except that any such amendment or supplement that
(i) increases the Exercise Price, (ii) decreases the number of shares of Common Stock issuable upon exercise of a Warrant, or (iii) shortens the period during which Warrants may be exercised, shall require the consent of each Warrant holder affected thereby.

                                LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Latham and Watkins, 663 West Fifth Street, Los Angeles, California 90071.

                                    EXPERTS

  The consolidated financial statements of StreamLogic Corporation appearing in StreamLogic Corporation's Transition Report on Form 10-K for the transition period from December 30, 1995 to March 29, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting discounts and commissions. Except for the SEC registration fee, all amounts are estimates.

  SEC Registration Fee............................................. $ 3,273
  Printing and Engraving Expenses..................................   1,000
  Legal Fees and Expenses..........................................   5,000
  Accounting Fees and Expenses.....................................   5,000
  Registrar and Transfer Agent Fees and Expenses...................   1,000
  Blue Sky Fees and Expenses.......................................   1,000
  Miscellaneous Expenses...........................................   2,227
                                                                    -------
    Total.......................................................... $17,500
                                                                    =======

  All of the costs identified above will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102(b)(7) of the General Corporation Law of Delaware ("Delaware Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of the Company, as amended, provides in effect for the elimination of the liability of directors to the extent permitted by Delaware Law.

  Section 145 of the Delaware Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Company's Bylaws entitle officers and directors of the Company to indemnification to the fullest extent permitted by Delaware Law.

  The Company has entered into an agreement with each of its directors and certain officers which provide for indemnification by the Company against certain liabilities, including liabilities under the Securities Act. In addition, the Company maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act. Additionally, the Company has established an Indemnification Trust for the benefit of directors and certain executive officers and has deposited $500,000 in such trust to secure the indemnification obligations of the Company to such persons.

  See Item 17 of this Registration Statement regarding the opinion of the Securities and Exchange Commission with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      EXHIBIT
      NUMBER  DESCRIPTION OF EXHIBIT
      ------- ----------------------
       4.1 Form of Warrant Agreement between the Company and Wells Fargo Bank, N.A. as warrant agent.
       5.1    Opinion of Latham & Watkins
       23.1   Consent of Latham & Watkins (included in Exhibit 5.1)
       23.2   Consent of Ernst & Young LLP.
       24.1 Powers of Attorney of certain directors and officers of the Company (included on Page II-3).

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                               ----------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents
 by Reference..............................................................   2
Recent Developments........................................................
Use of Proceeds............................................................   3
Plan of Distribution.......................................................   3
Description of Warrants....................................................
Legal Matters..............................................................   3
Experts....................................................................   3


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

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                               3,000,000 SHARES

                                  STREAMLOGIC
                                  CORPORATION

                                 COMMON STOCK
                          (Par Value $1.00 per Share)

                               ----------------

                                  PROSPECTUS

                               ----------------

                               November __, 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 6, 1996.

                                        STREAMLOGIC CORPORATION

                                        By         /s/ Lee N. Hilbert
                                          ----------------------------------
                                                    (Lee N. Hilbert,
                                                    Chief Financial Officer)

                                        Date         November 6, 1996
                                            --------------------------------

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below, hereby constitutes and appoints J. Larry Smart and Lee N. Hilbert, each acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                    TITLE                   DATE
            ---------                    -----                   ----
    /s/ J. Larry Smart            Director and Principal     November 6, 1996
--------------------------------    Executive Officer
       (J. Larry Smart)

      /s/ Lee N. Hilbert                 Principal           November 6, 1996
--------------------------------     Financial Officer
         (Lee N. Hilbert)

     /s/ Ericson M. Dunstan                                  November 6, 1996
--------------------------------         Director
        (Ericson M. Dunstan)

  /s/ Chriss W. Street                   Director            November 6, 1996
--------------------------------
     (Chriss W. Street)

     /s/ Greg L. Reyes, Jr.                                  November 6, 1996
------------------------------------     Director
        (Greg L. Reyes, Jr.)

                                 EXHIBIT INDEX

EXHIBIT                                                            SEQUENTIAL
  NO.                     DESCRIPTION OF EXHIBIT                    PAGE NO.
-------                   ----------------------                   ----------

   4.1  Form of Warrant Agreement between the Company and Wells Fargo Bank, N.A.
        as warrant agent.
   5.1  Opinion of Latham & Watkins
  23.1  Consent of Latham & Watkins (included in Exhibit 5.1)
  23.2  Consent of Ernst & Young LLP.
  24.1 Powers of Attorney of certain directors and officers of the Company (included on Page II-3).